EXHIBIT 99.1

ScoutCam Announces 1-for-9 Reverse Stock Split

OMER, Israel, August 11, 2021 ScoutCam (OTCQB: SCTC, SCTCD), a leading developer and manufacturer of customized micro visual solutions and supplementary technologies, today announced a 1-for-9 reverse split of its common stock, effective as of August 9, 2021. Beginning on August 11, 2021, the Company’s common stock will trade on the OTCQB on a split adjusted basis.

Upon effectiveness, the reverse stock split will cause a reduction in the number of shares of common stock outstanding and the number of shares of common stock issuable upon the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and will cause a proportionate increase in the conversion and exercise prices of such stock options and warrants. The number of shares of common stock currently outstanding and the number of shares of common stock issuable upon exercise or vesting of outstanding stock options and warrants will be rounded up to the nearest whole share.

Beginning on August 11, 2021, and for a period of 20 business days, the Company’s common stock will trade on the OTCQB under the symbol “SCTCD,” and will thereafter return to trading under the symbol “SCTC.” The new CUSIP number for the common stock following the reverse stock split is 81063V 204.

The number of authorized shares of the Company’s common stock will remain at 300,000,000, while the number of outstanding shares will be reduced proportionately in accordance with the reverse stock split ratio of 1-to-9. The Company will issue one whole share to any stockholder who otherwise would have received a fractional share such that no fractional shares will be issued.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Action Stock Transfer Corp, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. Action Stock Transfer Corp can be reached at (801) 274-1088.

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Media Contact

info@scoutcam.com

+972 73 370-4691

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things, risks and uncertainties relating to our reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; our ability to raise sufficient funding in order to meet our business and financial goals; and certain other factors summarized in our filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.